UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 2, 2014

RADIUS BANCORP INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-36727	32-0162505
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

One Harbor Street, Suite 201

Boston, Massachusetts 02210

(Address of principal executive offices)

Registrant’s telephone number, including area code: (617) 482-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2014, Radius Bank (the “Bank”), a wholly owned subsidiary of Radius Bancorp Inc. (the “Company”), entered into a Severance, Change in Control and Non-Solicitation Agreement, effective December 2, 2014 (the “Agreement”), with James Malerba, Executive Vice President and Chief Financial Officer of the Company and the Bank. The following description of the Agreement is a summary of its material terms and does not purport to be complete. The description is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Under the terms of the Agreement, in the event of termination of Mr. Malerba’s employment without “cause,” the Bank will pay him a severance payment equal to one year of his annual salary in effect as of the date of termination and will pay his COBRA premiums for one year. The same severance benefit would be payable in the event of termination of Mr. Malerba’s employment by the Bank without “cause” or by Mr. Malerba for “good reason,” in each case within one year following, or six months preceding, a change in control. The Agreement contains non-competition and non-solicitation clauses prohibiting Mr. Malerba from directly or indirectly soliciting current or former customers of the Bank or directly or indirectly soliciting or attempting to solicit or induce any current or future employee of the Bank to leave the Bank for a period of one year following his termination of employment. The receipt of severance payments and benefits are contingent on Mr. Malerba’s timely execution and non-revocation of a release of claims.

Under the terms of the Agreement, in the event that any amounts payable or benefits to be provided under the Agreement would be nondeductible to the Company by reason of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such amounts shall be reduced to the extent necessary that such payments will no longer be ineligible for deduction by reason of Section 280G of the Code.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Severance, Change in Control and Non-Solicitation Agreement between Radius Bank and James Malerba, dated December 2, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Radius Bancorp Inc.

Date: December 3, 2014	By:	/s/ Michael Butler
Michael Butler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance, Change in Control and Non-Solicitation Agreement between Radius Bank and James Malerba, dated December 2, 2014.